UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: May 2, 2018

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices)

Registrant’s telephone number, including area code (281) 675-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Retirement

On May 2, 2018, J. A. (Alan) Townsend, President and Chief Executive Officer of Rosehill Resources Inc. (the “Company”), informed the Board of Directors (the “Board”) of the Company of his intent to retire from his position as President and Chief Executive Officer and as a director of the Company. Mr. Townsend has served as President and Chief Executive Officer and as a director of the Company since April 27, 2017. Mr. Townsend’s decision to retire was not a result of any disagreements with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies, or practices.

The Board is conducting a search to identify a President and Chief Executive Officer candidate to serve as Mr. Townsend’s successor. The Board has retained an executive search firm to assist in the process of identifying and evaluating potential internal and external candidates.

Chief Executive Officer Transition, Resignation and Consulting Agreement and General Release of Claims

In connection with Mr. Townsend’s retirement, the Company and Mr. Townsend entered into a transition, resignation and consulting agreement and general release of claims (the “Resignation Agreement”). Pursuant to the Resignation Agreement, Mr. Townsend will remain with the Company in his current role until the earlier of a date mutually agreed upon by the Company and Mr. Townsend or September 28, 2018 (the “Resignation Date”), during which period he will assist the Company in transitioning his duties. Following the Resignation Date, Mr. Townsend will provide certain consulting services as an independent contractor of the Company for the two-month period following the Resignation Date, which period may be extended at the Company’s option. Mr. Townsend will be eligible to receive a consulting fee of $10,000 for each complete calendar month that he provides consulting services to the Company following the Resignation Date.

Following Mr. Townsend’s retirement on the Resignation Date and subject to Mr. Townsend’s timely execution (and non-revocation) of the confirming release attached to the Resignation Agreement, the Company will: (i) pay Mr. Townsend a severance payment equal to $515,000 (his current annualized base salary), less applicable taxes and withholdings; (ii) pay Mr. Townsend a prorated portion of the target amount of his 2018 short-term incentive program bonus (which target amount is equal to his current annualized base salary), less applicable taxes and withholdings; and (iii) accelerate the vesting of a total of 156,191 shares of the Company’s common stock subject to outstanding restricted stock unit and performance share unit awards held by Mr. Townsend.

The foregoing description of the Resignation Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Resignation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure

On May 2, 2018, the Company issued a press release announcing Mr. Townsend’s retirement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition, Resignation and Consulting Agreement and General Release of Claims among J. A. (Alan) Townsend, Rosehill Operating Company, LLC and Rosehill Resources Inc., dated as of May 2, 2018.

99.1	Press Release issued on May 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2018

ROSEHILL RESOURCES INC.

By:	/s/ R. Craig Owen
Name:	R. Craig Owen
Title:	Chief Financial Officer